                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 111 to Registration  Statement  No. 2-14213 on Form N-1A of American Century
Mutual  Funds,  Inc. of our report  dated  December 8,  2004,  appearing  in the respective  Annual Reports of Ultra Fund and Vista Fund, and of our report dated
December 15,  2004, appearing in the respective Annual Reports of Balanced Fund,
Capital Growth Fund,  Capital Value Fund,  Giftrust Fund, Growth Fund,  Heritage
Fund, New Opportunities Fund, New Opportunities II Fund, Select Fund, and Veedot
Fund,  comprising  American  Century  Mutual  Funds,  Inc.  for the  year  ended
October 31,  2004, in the Statement of Additional Information,  which is part of this  Registration  Statement.  We also consent to the reference to us under the caption "Other Service  Providers" in such Statement of Additional  Information.
We also consent to the reference to us under the caption "Financial  Highlights"
in the  Prospectuses  for Ultra Fund,  Vista Fund,  Capital Growth Fund,  Growth
Fund,  Heritage Fund, New  Opportunities II Fund, and Select Fund, and under the caption  "Performance  Information  of Other Class" in the Prospectus of Capital
Growth Fund  (Investor  and  Institutional  Class),  which are also part of this
Registration Statement.

/s/  Deloitte & Touche LLP
-------------------------------------
Deloitte & Touche LLP

Kansas City, Missouri
July 25, 2005